Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Mandalay Digital Group, Inc. and Subsidiary of our report dated June 29, 2012, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ SingerLewak LLP
Los Angeles, California
July 6, 2012